PRESS RELEASE

UAS Drone Corp. Appoints Drone Industry Expert

Grant A. Begley to Board of Directors

PALM BEACH, FL, Oct. 14, 2015.  UAS Drone Corp., a developer of unmanned aerial systems for the law enforcement and first responder market (the “Company”), announced that Grant A. Begley, a drone technology development and policy leader, has been appointed to the Company’s Board of Directors.

During Mr. Begley’s long career in the industry, he served as Corporate Senior Vice President for Alion Science and Technology (www.alionscience.com), where he developed and implemented its $1 billion Business Development Enterprise.  Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense for Unmanned Aerial Systems, leading development of the DoD’s 2011 Unmanned Systems Roadmap. His career also includes leadership positions in advanced capabilities with Raytheon Corporation and Lockheed Martin where he initiated and led cross-corporation drone programs. Mr. Begley served in the United States Navy for 26 years where he was designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments.

Mr. Begley also served as the first competitively selected National Director for Counter Stealth, and Navy Director for Stealth–Technologies, Policy and Advance Programs; and was on the Association of Unmanned Vehicle Systems International (AUVSI), Unmanned Systems 2014 Planning Committee.  He holds his master’s degree in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a bachelor's degree in General Engineering from the U.S. Naval Academy; and is certified from University of Virginia, Darden Business School in Executive Program Management, and from Massachusetts Institute of Technology in Executive Technical Management.

“We are very pleased to have Mr. Begley provide his vast expertise and contacts to our mission at UAS Drone Corp.,” stated its Director, Chris Nelson.  “We believe that having an individual with his long track record of success in this industry will add tremendous value to our company.”

“I am excited to assist UAS Drone Corp. in advancing its technologies and contributing to their aggressive strategy for developing unmanned aerial system capabilities to significantly, safely and responsibly benefit the law enforcement sector,” stated Mr. Begley. “I believe this company is diligently developing the right team and alliances to become a success in this industry.”

CORPORATE PROFILE

UAS Drone Corp. manufactures and sells quadrotor drones specifically designed for police departments, private security, first responders and other customers in the public and private sector. The Company’s ruggedized platform is capable of over 40 minutes of flight time, utilizing top power, aviation and sensor components.  The Company, which has received an FAA 333 exemption to operate its drones, is led by former military UAV pilots and industry experts.

Media Contact

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Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.